Exhibit 10.122

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

AGREEMENT

THIS AGREEMENT is made this 5th day of September 2002 by and between XINYI GROUP (GLASS) CO. LTD. (“Licensee”) and SOUTHWALL TECHNOLOGIES INC. (“Southwall”) for certain rights to Southwall’s technology and purchase of Southwall’s Product (as defined below) in accordance with the terms and conditions set forth below.

WHEREAS

(A) Southwall produces and manufactures the “Product” which is used in the manufacturing of the “XIR® Laminated Glass Units” (as defined below).

(B) Southwall is the sole title holder to patents and trademarks registered in its favor, which are further described in Exhibit 1.

(C) Southwall is the developer and holder of certain proprietary and confidential trade secrets relating to the Product and XIR® Laminated Glass Units.

NOW IN CONSIDERATION OF THE ABOVE PREMISES AND COVENANTS, THE PARTIES HERETO AGREE AS FOLLOWS:

1.             DEFINITIONS:

For the purpose of this Agreement, the definitions set forth in this Clause shall apply to the respective capitalized terms:

(a)           “Agreement” shall mean this agreement and all exhibits and schedules attached hereto:

(b)           “Architectural Applications” shall mean all kinds of stationary buildings, decorations, fixtures, structures and related parts or products into which the “XIR® Laminated Glass Units” are incorporated or applied.

(e)           “Automotive Applications” shall mean the original equipment manufacturer (“OEM”) market and automotive replacement glass market for supplying XIR® Laminated Glass Units to be incorporated or applied into automobiles and motor vehicles, including passenger cars, buses, trucks, trains and light transit railway trains.

(k)           “Best Practices” shall refer to the manufacturing processes and techniques used in the production of XIR® Laminated Glass Units. These processes shall include but are not limited to equipment used, material storage, material handling and laminated glass fabrication. The Guidelines provided by Southwall to the Licensee should be considered as a general guide to Best Practices. The Licensee shall follow the Guidelines or may choose to deviate from the Guidelines to assure that laminated glass incorporating the Product manufactured in its plant, with its equipment, and its particular process is manufactured in accordance with the Best Practices required under the Guidelines.

(e)           “Guidelines” shall mean the most current XIR® Lamination Guidelines which Southwall shall provide to the Licensee being based upon Southwall’s assessment of the manufacturing best practices and quality standards required for acceptable production of XIR® Laminated Glass Units incorporating the Product. Southwall may, from time to time, make modifications to the Guidelines, in which case Southwall will give the Licensee not less than sixty (60) days written notice prior to such modifications.

(g)           “Patents” shall mean all those patents described in Exhibit 1 hereto and any foreign counterparts, continuations, continuations in part, renewals or replacements thereof.

(d)           “Product” shall mean the XIR® transparent solar control films as listed on Exhibit 2 attached hereto.

(i)            “Proprietary Information” shall include all information, data, technology, concepts, patents, equipment, techniques, know-how, manufacturing processes, ideas or inventions (whether or not patented or patentable) embodied in or related to the Product, XIR® Laminated Glass Units, or the manufacturing of the same.

(i)            “Proprietary Technical Materials” shall mean all writings, including documentation, the Guidelines, instructions, correspondence or other data relating to the Product, XIR® Laminated Glass Units, or Proprietary Information save and except such already incorporated into or merged with the products or semi-products of the Licensee.

(d)           “Territory” shall mean the People’s Republic of China, which includes the Hong Kong Special Administrative Region and Macau Special Administrative Region.

(j)            “Trademarks” shall include all those trademarks described in Exhibit 1 hereto and any renewals or replacements thereof.

(h)           “XIR® Laminated Glass Units” shall mean all kinds of glass structures incorporating the Product in a laminated glass configuration, which are manufactured in accordance with the Best Practices.

2.             GRANT OF RIGHTS

Subject to the terms of this Agreement, Southwall hereby appoints the Licensee (i) as its sole and exclusive agent and authorized manufacturer of XIR® Laminated Glass Units for Automotive Applications, and (ii) as its agent and authorized manufacturer of XIR® Laminated Glass Units for Architectural Applications, in so far as the Licensee shall make the minimum annual purchases in accordance with Clause 7 hereof and hereby grants to the Licensee a license to use Southwall’s Proprietary Information, including the Guidelines, as well as the Patents and the Trademarks described in this Agreement for the sole purpose of manufacturing and selling XIR® Laminated Glass Units for Automotive Applications and Architectural Applications.

The Licensee may only carry out the manufacture of XIR® Laminated Glass Units in its own manufacturing facilities for the time being in commercial operation on the date of signing of this Agreement.

For avoidance of doubt:

(a)                                  Licensee may only manufacture the XIR® Laminated Glass Units in the Territory;

(b)                                 Licensee may sell the XIR® Laminated Glass Units in the Territory or every where of the world;

(c)                                  Southwall shall not manufacture XIR® Laminated Glass Units or permit to be manufactured or authorize others to so manufacture the same within the Territory, however Southwall shall not be liable for the sale and distribution pursuant to the existing agreements or arrangements Southwall has reached or made with the companies (the names of which are specifically mentioned in the Exhibit 13 hereto) within the Territory of any XIR film supplied to those companies prior to the commencement of the term of this Agreement.

(d)                                 Southwall reserves the right to sell its products and XIR® Laminated Glass Units directly to other purchasers or authorized manufacturers or distributors, OEMs or their representatives or distributors or other distribution or licensing channels anywhere other than the Territory;

(e)                                  if the Licensee shall discover that any other persons or firms or companies (“wrongdoers”) manufacture or sell or distribute or deal with XIR® Laminated Glass Units or the Product or any goods or products similar or identical thereto or which infringe the Trademarks and/or the Patents or amount to passing off against XIR® Laminated Glass Units or the Products anywhere within the Territory, Southwall shall at the request of the Licensee take appropriate action, by way of legal proceedings or otherwise, to restrain or prevent or prohibit the wrongdoers from so further manufacturing, selling, distributing or dealing with or infringing or passing off the same in order to give full protection to the Licensee’s rights and interest as the sole and exclusive agent and authorized manufacturer of Southwall as aforesaid in the Territory.

(f)                                    Notwithstanding the foregoing provisions, any right granted hereunder to the Licensee for manufacturing and selling XIR® Laminated Glass Units for Architectural Applications is not exclusive.

(g)                                 the Licensee may use and apply both the Trademarks as well as the Licensee’s own trademarks to the XIR® Laminated Glass Units when the Licensee manufactures or sells the same.

(h)                                 Southwall acknowledges that it is aware of the possibility that some customers of the Licensee may specifically require the Licensee to use or apply only the trademarks of the customers to the XIR® Laminated Glass Units (in relation to the customers’ final products which are manufactured by incorporating the XIR® Laminated Glass Units). In such case, the Licensee shall notify Southwall in writing about the same and Southwall shall not unreasonably withhold its consent to the Licensee’s application of such trademarks of the customers to the said final products.

3.             MARKETS FOR THE PRODUCT

Subject to the terms and conditions of this Agreement, the XIR® Laminated Glass Units may be manufactured for and sold for Automotive Applications and Architectural Applications. The Licensee has been granted to have the sole and exclusive rights for the manufacture and sale of XIR® Laminated Glass Units for Automotive Applications in the Territory and non-exclusive rights for the manufacture and sale of XIR® Laminated Glass Units for Architectural Applications for a term of four (4) years as mentioned in Clause 11 hereof below.

4.             OBLIGATIONS OF THE LICENSEE

In order to develop the full sales potential of the XIR® Laminated Glass Units, the Licensee agrees that it will perform at its costs and expenses the following duties:

(a)           Initial manufacturing - The Licensee shall begin manufacturing on or before 15th November 2002.

(b)           Quality - The Licensee’s manufacture of the XIR® Laminated Glass Units shall be in accordance with the Best Practices. The Licensee shall conduct a thorough inspection of all XIR® Laminated Glass Units, including regular sample testing in its own laboratories, prior to the shipment of such products by the Licensee. The XIR® Laminated Glass Units that do not conform with the Best Practices in any respect shall not be sold or shipped to the customers.

(c)           Technical Visits - Southwall shall have the right, on reasonable prior written notice and during normal business hours, to visit the Licensee’s place of business and any and all places where the Licensee manufactures to stores XIR® Laminated Glass Units to verify that the Licensee is in compliance with its obligations under this Agreement, including without limitation to verify that the Licensee’s manufacture of XIR® Laminated Glass Units is in accordance with the Best Practices. If the Licensee’s manufacture of XIR® Laminated Glass Units does not follow the Best Practices, Southwall may withhold the right to distribute XIR® Laminated Glass Units until the deficiency is corrected.

(d)           Designation of XIR® Laminated Glass Units - The Licensee will at all times designate the XIR® Laminated Glass Units and the Product by the correct names (as determined by Southwall, by giving not less than ninety (90) days’ prior written notice of any changes) and identify the Product as a product of Southwall. The Licensee shall mark XIR® Laminated Glass Units with Southwall’s Patent markings and Trademarks in accordance with the Guidelines furnished by Southwall. These Trademarks will be featured in all sales, advertising, ad promotional activities and materials. The Licensee shall not apply any other trademarks, brand names or other markings (than such of the Licensee’s own) to the XIR® Laminated Glass Units or any part or component of the XIR® Laminated Glass Units without the prior written consent of Southwall.

(e)           Marketing - In order to rapidly and effectively develop the market for XIR® Laminated Glass Units, the Licensee agrees to use its best efforts as commercially reasonable to commercialize and market XIR® Laminated Glass Units throughout their customary trading area and to:

1)                                      publish collateral and sales support materials in the predominant language(s) of their customary trading area within three (3) months after the commencement of manufacturing;

2)                                      train sales personnel to sell XIR® Laminated Glass Units with materials from Southwall under the terms, conditions and at the prices set forth in Exhibit 7 hereto so far as it is practicable to do so.

3)                                      participate in all reasonable exhibitions and promotion opportunities so far as it is practicable to do so.

f)             General Conduct - The Licensee shall at all times conduct its business in a businesslike manner and shall not engage in any deceptive, misleading, illegal or unethical business practice or any practice that will reflect unfavorably on Southwall, XIR® Laminated Glass Units, or the Product.

5.             OBLIGATIONS OF SOUTHWALL

In order to assist the Licensee in the rapid and successful commercialization of XIR® Laminated Glass Units, Southwall agrees to provide the following support and assistance to the Licensee at Southwall’s costs and expenses except where noted below. The language of all communications and materials supplied by Southwall will be in English.

(a)           Guidelines - Southwall shall provide one copy of the Guidelines and an additional copy for each approved production facility to the Licensee prior to the execution of this Agreement.

(b)           Technical Visit - Southwall shall provide periodical technical visits, including a minimum of one visit of up to two (2) days each year for process review and additional consultation as requested by the Licensee. Additional visits for assistance the Licensee may be arranged at the request of the Licensee at the Licensee’s expense in accordance with Exhibit 5 hereto.

(c)           Marketing Materials - Southwall shall supply its marketing collateral materials (in English) and demonstration equipment under the terms, conditions and at the prices set forth in Exhibit 4 hereto. Additional materials described in Exhibit 4 will be made available to the Licensee upon request. Southwall reserves the right to change these documents from time to time provided that the items and prices included shall be similar to those offered to Southwall’s other similarly situated licensees.

(d)           General Conduct - Southwall shall at all times conduct its business in a businesslike manner and shall not engage in any deceptive, misleading, illegal or unethical business practice or any practice that will reflect unfavorably on the Licensee, XIR® Laminated Glass Units, or the Product.

(e)           Protection of the Licensee’s Rights - Southwall shall protect the Licensee’s rights as its sole and exclusive agent and authorized manufacturer of XIR® Laminated Glass Units in the Territory for Automotive Applications and as its agent and authorized manufacturer of XIR® Laminated Glass Units in the Territory for Architectural Applications in the manner stipulated in Clause 2 above hereof.

(f)            General Support - Southwall shall provide the necessary support and relevant and necessary expertise and knowledge and technologies and information in relation to the manufacture or improvement of XlR® Laminated Glass Units to the Licensee by providing updated Guidelines and updated technological information to the Licensee.

6.             LICENSE FEE

In lieu of a license fee, the Licensee hereby agrees to purchase the minimum quantities of Product as specified in Clause 7 below hereof.

7.             MINIMUM PURCHASE OF PRODUCT

(a)           Subject to the terms and conditions of this Agreement, the Licensee hereby agrees to purchase during the term of this Agreement the minimum quantity of the Product specified below:

Period	Minimum Annual Purchase	Cumulative Purchase

1st year from the date of this Agreement until the first anniversary	80,000 square metres	80,000 square metres

2nd year after expiry of the said 1st year	120,000 square metres	200,000 square metres

3rd year after expiry of the said 2nd year	180,000 square metres	380,000 square metres

4th year after expiry of the said 3rd year	230,000 square metres	610,000 square metres

(b)           The Licensee will purchase the Product subject to the terms and conditions of this Agreement. If the Licensee shall fail to make the minimum purchase set forth above during a period of more than two (2) consecutive years, Southwall may, at its sole discretion, terminate this Agreement in accordance with the procedures set forth in Clause 12(a) of this Agreement.

(c)           Subject to the terms and conditions of this Agreement, Southwall shall arrange shipment and delivery of the Product to the Licensee within nine (9) weeks (or such other period as the Licensee may accept) after the date of the Licensee giving the order to purchase the Product.

8.             PRICE

(a)                                  Purchase Price - The purchase price for the Product sold hereunder shall initially be such as set forth on Southwall’s Price Schedule attached hereto as Exhibit 6.

(b)                                 Price Changes - After expiry of the initial 6 months of the term of this Agreement, Southwall may change the prices to be charged for the Product sold hereunder at any time by amending its published Price Schedule and giving the Licensee sixty (60) days prior written notice of such amendment, provided however that the prices specified in Exhibit 6 may not be increased to become more than such prices at which Southwall for the time being sells the Product (or similar product) to its other similar licensees in Asia, and shall not in any event be increased or decreased by more than 5% per year (after expiry of the said initial 6 months). If Southwall shall increase the prices during the initial 6 months of the term of this Agreement, or shall increase the prices to become more than such prices at which Southwall for the time being sells the Product (or similar product) to its other similar licensees in Asia or shall increase the prices by more than 5% per year as aforesaid, the Licensee shall have the right to immediately terminate this Agreement. Any changes in prices made by Southwall shall be effective after expiry of sixty (60) days after the date of giving notice of such changes to the Licensee.

9.             TERMS AND CONDITIONS OF SALE

This Agreement and all sales of Product hereunder by Southwall to the Licensee shall be subject to Southwall’s XIR® Laminated Film Terms and Conditions, a copy of which is attached hereto as Exhibit 7. Such Terms and Conditions shall govern in the event of any inconsistencies with any other document (except the body of this Agreement which shall govern the construction of this Agreement) received by the Licensee or Southwall prior to or after receipt of an Order Acknowledgement (set forth in Exhibit 14).

10.          WARRANTY

(a)                                  Warranty - Southwall gives in favour of the Licensee the warranty with respect to the Product contained in the XIR® Laminated Film Limited Warranty attached hereto as Exhibit 8. The disclaimers and limitations set forth in Southwall’s XIR® Terms and Conditions are incorporated herein by reference and attached hereto as Exhibit 7.

(b)                                 Sole and Legal Owner - Southwall warrants and declares that it is and was at all material times the sole legal and beneficial owner of the Trademarks and Patents and shall renew and maintain its rights in respect thereof in full effect throughout the term of this Agreement. Southwall shall produce the certified true copies of the relevant certificates or documents (duly issued by the relevant government authority(s) or department(s)) in proof of its rights and ownership of the Trademarks and Patents to the Licensee prior to the execution of this Agreement.

(c)                                  Maintenance of Legal and Beneficial Ownership - Subject to the XIR® Limited Warranty, Southwall undertakes warrants and covenants with the Licensee that Southwall shall continue to maintain its legal and beneficial ownership of the Trademarks and Patents during the Term or the Renewed Term of this Agreement and shall indemnify the Licensee in full for any failure to maintain such ownership or entitlement of Southwall in respect of the Trademarks and/or Patents which shall become non-subsisting or cease to exist as a result of Southwall’s failure to maintain the Patents or renew the Trademarks during the Term and the Renewed Term of this Agreement.

11.          TERM AND TERMINATION

(a)                                  Term - The term of this Agreement shall be for a period of four (4) years commencing from September 5, 2002; until September 5, 2006, 5 PM, US Pacific Standard Time (the “Term”).

(b)                                 Renewed Term - This Agreement may be renewed for one-year periods (each a “Renewed Term”) by mutual written consent by the authorized officers of the parties 60 days before the end of the Term or the Renewed term, which consent shall not be unreasonably withheld if both parties have properly complied with their obligations under this Agreement.

(c)                                  Termination - The parties may terminate this Agreement as follows:

(1)                                  By either Southwall or Licensee: At any time by giving ninety (90) days written notice to the other party. In such case of termination, neither party shall be responsible to the other for any compensation, damages, losses or otherwise by reason of the termination save and except the situation mentioned in Clause 10 above hereof.

(2)                                  By the Licensee: The Licensee may terminate this Agreement by giving not less than ten (10) days’ prior written notice to Southwall upon occurrence of any of the following events:

i)                                         Southwall ceases to function as a going concern or to conduct its operations in the normal course of business;

ii)                                      Southwall makes a general assignment of all or a substantial portion of its assets to a receiver or to satisfy the claims of its creditors pursuant to any judgment or order of the court, or has become insolvent or goes into liquidation or bankruptcy;

iii)                                   Southwall fails to manufacture the Product in accordance with the prescribed performance and quality standards set forth in the “Product Specifications”, which are attached as part of Exhibit 9 hereto, or fails to deliver the Product within the periods of time agreed, provided that such failure continues for 60 days after the Licensee gives notice of such failure to Southwall;

iv)                                  Southwall breaches a covenant, term or condition herein, and fails to cure or remedy such breach within 60 days of the written notice given by the Licensee.

(c)                                  By Southwall - Southwall may terminate this Agreement, by giving not less than 15 days’ written notice to the Licensee, upon occurrence of any of the following events:

i)                                         the Licensee ceases to function as a going concern or to conduct its operations in the normal course of business;

ii)                                      The Licensee makes a general assignment of all or a substantial portion of its assets to a receiver or to satisfy the claims of its creditors pursuant to any judgment or order of court, or has become insolvent or goes into liquidation or bankruptcy;

iii)                                   The Licensee fails to manufacture XIR® Laminated Glass Units in accordance with the Best Practices, provided that such failure continues for further 60 days after the Licensee receives notice from Southwall of such failure. In no event shall the

Licensee continue production of any XIR® Laminated Glass Units intended for sale incorporating the Product from the time of the Licensee’s receipt of such notice until Southwall has determined that no further production problems exist, but such determination shall not be unreasonably withheld nor delayed.

iv)                                  The Licensee fails to commence the manufacture of XIR® Laminated Glass Units within the period of time set forth in Clause 4(a) above hereof.

v)                                     The Licensee breaches a material covenant, term or condition herein, and fails to cure or remedy such breach within sixty (60) days of written notice given by Southwall.

12.          EFFECT OF TERMINATION OR EXPIRATION

(a)                                  Termination of Rights - All rights of the Licensee hereunder shall terminate immediately upon any termination or expiration of this Agreement. Within 30 days of any termination or expiration of this Agreement, the Licensee shall promptly return to Southwall all and any materials supplied to the Licensee, including, but not limited to the Guidelines, marketing collateral materials and technical data and an authorized officer of the Licensee shall certify in writing that the Licensee has destroyed all copies thereof. All obligations as to confidentiality and all restrictions imposed on the Licensee by this Agreement or any incorporated warranty, remedy or liability limits or disclaimers in this Agreement, the XIR® Laminated Film Terms and Conditions or the Guidelines (save and except otherwise provided therein or herein) shall survive termination or expiration of this Agreement. In addition, upon any such termination or expiration, the Licensee shall cease using Southwall’s name and Proprietary Information, including Trademarks, and shall provide to Southwall a certificate of an authorized officer of the Licensee certifying that the Licensee has complied with the requirements of this Clause 12(a).

(b)                                 Exception - It is expressly understood and agreed that all obligations set forth under this paragraph shall not apply where any of the Guidelines, technical data, materials or know-how, and in general, all information supplied by Southwall under this Agreement have become general or public knowledge not because of the Licensee’s breach of any terms or conditions of this Agreement.

(c)                                  Termination by Southwall - Upon termination of this Agreement by Southwall, the Licensee must at the option and costs of Southwall return all unsold Product (which has not been incorporated into any XIR® Laminated Glass Units) to Southwall within thirty (30) days of termination or expiration of this Agreement and such Product shall be in the same condition as it was delivered to the Licensee.

(d)                                 Termination by Licensee - Upon termination of this Agreement by the Licensee, the Licensee may at its own option return all unsold Product (which has not been incorporated into any XIR® Laminated Glass Units) to Southwall within thirty (30) days of termination or expiration of this Agreement and is in the same condition as such in which it was delivered to the Licensee. Transportation costs shall be borne by Southwall. In case that the Licensee does not choose to return the unsold Product, all payments for such Product shall be due and payable immediately and be paid to Southwall.

(e)                                  Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available.

13.          TRADEMARKS; MARKINGS

(a)                                  Trademarks - Subject to the terms of this Agreement, the Licensee is hereby granted to have non-exclusive permission to use during the term of this Agreement the Trademarks used by Southwall in connection with the Product and XIR® Laminated Glass Units, provided however, that the Licensee will in no way represent or imply that it is acting on behalf of Southwall. Such permission is expressly limited to uses by the Licensee necessary to the performance of the Licensee’s obligations under this Agreement and for the benefits of the Licensee conferred upon it under this Agreement, and the Licensee hereby admits and recognizes Southwall’s exclusive ownership of such marks and names and the value of such marks and names, both worldwide and specifically in the Territory in which the Licensee sells products incorporating the Product. Such permission with respect to any particular Trademark is further limited to the period in which Southwall uses such Trademark. The Licensee shall be entitled to use, under the same terms and conditions as provided for under this Agreement, any and all such trademarks or trade names which shall be used in future by Southwall which replace the Trademarks, so far as the Licensee can enjoy the same protection of its rights and benefits in its use of such Trademarks as it is entitled hereunder.

The Licensee shall use reasonable efforts to provide to Southwall not less than one (1) week (if no physical testing of the advertising and sales promotion materials is required) or 3 weeks (if physical testing of such materials is required) prior to publication a copy of such materials.

(b)                                 No Additional Rights - Except as expressly set forth in Clause 2 or other relevant provisions of this Agreement, no additional rights are granted or implied by this Agreement under any parents, copyrights, trade secrets, know-how, ideas or other property rights owned or controlled by Southwall or under which Southwall has rights.

14.          PROPRIETARY INFORMATION; PROPRIETARY TECHNICAL MATERIALS CONFIDENTIAL INFORMATION

(a)                                  Proprietary Information - Except as set forth under the terms and conditions of this Agreement, all Proprietary Information and Proprietary Technical Materials provided by or attributable to Southwall under this Agreement are the property of and are proprietary to Southwall. The Licensee shall use Southwall’s Proprietary Information and Proprietary Technical Materials only as expressly allowed in this Agreement and the Proprietary Notice set forth in the Guidelines. Except as set forth herein and in the Guidelines, the Licensee shall not copy or reproduce, or transfer, assign, sub-license, loan, disclose or otherwise make available any or all Southwall’s Proprietary Information or Proprietary Technical Materials to any person or other entity without the prior written consent of Southwall to the specific act to be taken.

(b)                                 Confidentiality - Southwall and the Licensee agree that they will not disclose to any third party, firm or corporation proprietary know-how, information or technical data received from one another. This obligation shall not apply, however, to the information that is (i) otherwise publicly available, (ii) lawfully in the possession of either Southwall or the Licensee, as applicable, prior to disclosures by one another,

(iii) rightfully received by either Southwall or the Licensee, as applicable, from third parties, or (iv) independently developed by either Southwall or the Licensee, as applicable.

This Agreement and its contents are considered confidential and proprietary. Disclosure of the subject and negotiations leading up to the signing of this Agreement, or disclosure of its final contents to a third party will be considered as a breach of this Clause 14.

15.          LIMITATION OR REMEDIES AND DAMAGES

Unless otherwise expressly agreed hereunder and as far as permissible under the applicable laws, neither party shall be responsible or liable with respect to any subject matter of this Agreement or any attachment, product order, schedule or terms and conditions related thereto under any contract, gross negligence, strict liability or other theory, including: (a) the costs of procurement of substitute goods, services or technology, or (b) any indirect, incidental or consequential damages including but not limited to loss of revenues and loss of profits, or (c) any force majeure event as described in Exhibit 10.

16.          GENERAL

(a)                                  Independent Contractor - The Licensee will act as an independent contractor under the terms of this Agreement and not as an agent or legal representative of Southwall for any purpose, and the Licensee has no right or authority to assume or create any obligation of any kind, express or implied, on behalf of Southwall to the customers of the Licensee or to any other person.

(b)                                 Product Changes - Southwall reserves the right to make design modifications in the Product at any time (but shall not be obligated to implement such modifications in the Product that has been previously delivered to the Licensee) provided that Southwall shall give not less than 30 days’ prior written notice of such design modifications to the Licensee.

(e)                                  Notices - All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be deemed effective upon receipt when mailed by registered or certified mail, return receipt requested, and postage prepaid, or transmitted by telegram, telex or facsimile transmission if confirmed by such mailing, to the Licensee and/or Southwall at their respective addresses set forth on the page of signatures hereof. Either party may change its address from time to time for purposes of notices hereunder by giving written notice to the other party in accordance with this Clause.

(d)                                 Assignment - The Licensee shall have no authority to and shall not assign, transfer or sub-license this Agreement or any license, right or obligation hereunder, including by purchase, merger or operation of law, without the prior written consent of Southwall.

(e)                                  No Waiver - The failure by either party to enforce at any time any of the provisions of this Agreement, or to exercise any election or option provided herein,

shall in no way be construed as a waiver of such provisions or option, nor in any way to affect the validity of this Agreement or any part thereof, or the right of either party thereafter to enforce each and every such provision.

(f)                                    No Other Warranty or Representation - Both parties hereby acknowledge that they have not entered into this Agreement in reliance upon any warranty or representation by any person or entity except for the warranties or representations specifically set forth herein.

(g)                                 Compliance with Foreign Governments - The Licensee represents, warrants and agrees to Southwall that neither this Agreement (or any term thereof) nor the performance or exercise of rights under this Agreement, is restricted by, contrary to, in conflict with, ineffective under, or affects Southwall’s proprietary rights (or the duration thereof) under, or will require any compulsory licensing for granting the Licensee the license and rights hereunder for its manufacture, sale or distribution of the XIR® Laminated Glass Units in the Territory under, any law or regulation of any organization or government entitled located in the Territory, and if such restriction, inconsistency, conflict, ineffectiveness or effect on Southwall’s proprietary rights (or the duration thereof) do exist or such compulsory licensing is so required thereunder, the Licensee shall use its best efforts or endeavours to comply with the legal requirements to overcome or get rid of or remove or (if it is reasonably and legally practicable) comply with such restrictions and resolve such inconsistency or conflict or to make this Agreement (or any term thereof) or the performance or exercise of the rights hereunder legally possible and effective and to protect Southwall’s proprietary rights (or the duration thereof) or to get or obtain the necessary compulsory licensing as may be legally required (as the case may be).

Southwall represents, warrants and agrees to the Licensee that neither this Agreement (or any term thereof) nor the performance or exercise of rights under this Agreement, is restricted by, contrary to, in conflict with, ineffective under, or will require any compulsory licensing under any law or regulation or rules or legislation of any organization or government entity or court or relevant authority(s) or department(s) located inside the United States of America.

(h)                                 Governing Law and Legal Actions - This Agreement shall be governed by and construed according to the laws or rules or principles of the English (UK) law.

(i)                                     Arbitration - Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, shall be subject to the rules of the Singapore International Arbitration Centre, settled by arbitration situated in Singapore and administered by permitted arbitration service as the parties shall mutually agree within ten (10) days of any request by any party for submission of a matter to arbitration. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. This agreement to arbitrate is specifically enforceable. Any arbitration shall be conducted by three arbitrators, with each of Southwall and the Licensee nominating one arbitrator and the remaining arbitrator being nominated by the mutual agreement of the arbitrators nominated by Southwall and the Licensee. Within twenty (20) days after receipt of any arbitration notice, the parties shall name their respective arbitrator. Within twenty (20) days after the naming of the two arbitrators, the third arbitrator shall be named. If either party fails to name its respective arbitrator, or if the third arbitrator is not named, or within twenty (20) days after any arbitrator resigns or otherwise ceases to serve as such, a replacement arbitrator is not named by the party that originally named such arbitrator, such arbitrator as to which agreement cannot be reached or as to which a timely appointment is not made shall be named by the remaining arbitrators. The parties agree that, if either party initiates any arbitration proceedings to obtain any payments, benefits, rights or injunctive or other relief related to this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys fees and other related expenses incurred by that party to the extent that party is successful in the proceedings.

(j)                                     Dollar Amount - Unless otherwise expressly provided, all dollar amounts in this Agreement are stated in, and shall be interpreted to be, dollars of the currency of the United States of America.

(k)                                  Invalidity Clause - The invalidity of any portion of this Agreement or its Exhibits shall not be deemed to affect the validity of any other portion of this Agreement or Exhibits.

(1)                                  Entire Agreement - This Agreement, including all exhibits and schedules hereto and the Guidelines, constitute the entire agreement and understanding between the parties concerning the subject matter hereof and supersede all prior agreements, negotiations and understandings of the parties with respect hereto. No representation, promise, modification or amendment (save as such expressly mentioned herein or to be made or given in accordance with the terms and conditions of this Agreement) shall be binding upon either party as a warranty or otherwise unless in writing and signed on behalf of each party by a duly authorized representative. Although the Licensee may use its standard purchase order form to give any other notice provided for hereunder, the said order or notice will be governed by the terms and conditions of this Agreement, and any term or condition set forth in any such standard form which is inconsistent with or in addition to the terms and conditions of this Agreement shall have no force or effect unless they shall be accepted by Southwall in writing.

SOUTHWALL TECHNOLOGIES, INC. 1029 Corporation Way Palo Alto, CA 94303 U.S.A.	XINYI GROUP CO. LTD, Room 2007, Concordia Plaza, Science Museum Road, Tsimshatsui East, Kowloon, Hong Kong

SEALED with the Common Seal of SOUTHWALL TECHNOLOGIES, INC. and SIGNED by Sicco Westra, its duly authorized Director(s)/representative(s) /Senior Vice President, Marketing & Sales:

SIGNED by its duly authorized Director/ representative:

/s/ SICCO WESTRA	/s/ [ILLEGIBLE]

List of Exhibits

Exhibit 1	XIR® Film Patents and Trademarks

Exhibit 2	XIR® Films

Exhibit 3	XIR® Laminated Film Licensees

Exhibit 4	Sales Support System

Exhibit 5	Technical and Marketing Assistance

Exhibit 6	Price Schedule

Exhibit 7	XIR® Terms and Conditions

Exhibit 8	XIR® Limited Warranty

Exhibit 9	XIR® Product Specification

Exhibit 10	Force Majeure

Exhibit 11	Banking Information

Exhibit 12	Proprietary Notice and Disclaimer “Lamination Guidelines”

Exhibit 13	Existing Agreements

Xinyi XIR® Exhibits

Southwall Technologies	02/02	XIR® Laminated Film
Exhibit I		Patents and Trademarks

XIR® Laminated Film Patents

United States:

1. #4,799,745	issued January 24, 1989
2. #5,071,206	issued December 10, 1991

Canada:

1. #1,335,086	issued April, 1995

South Korea:

1. #90-702113	pending issue

Brazil:

1. #8,907,876	issued January 23, 1989

European Patent Organization (Germany, UK, France, Belgium, etc):

1. #0454666	issued November 15, 1995

Japan:

1. #4290176	issued March 19, 1999

XIR® Laminated Film Trademarks

1. XIR®

2. Heat Mirror®

3. California Series®

Xinyi XIR® Exhibits

Southwall Technologies	02/02	XIR® Laminated Films
Exhibit 2

SOUTHWALL TECHNOLOGIES INC.

XIR® FlLMS

Automotive XIR® Films

XIR® 75

XIR® 70

XIR® 70 HP

Architectural XIR® Films

XIR® 72-41

XIR® 72-47

Xinyi XIR® Exhibits

Southwall Technologies	02/02	List of Fabricators
Exhibit 3

XTR® Laminated Film Fabricators

1.	Cricursa (Cristalerias Curvados S.A.) Pol. Ind. Coll do la Manya E-08400 Granollers (Barcelona) Spain	7.	Prak S.A. Avenida Libertador 2, Piso 3B (1001) Buenos Aires Argentina

2.	GlasPro 9401 Ann Street. Santa Fe Springs, CA 90670 USA	8.	Cristacurva Calle 9 No. 114 Colonia Seattle Zapopan, Estado Jalisco Mexico

3.	Glassform P.O. Box 492 Cheltenham, Victoria 3192 Australia	9.	Southern Star Class No. 5 Lai Yuen Road Sheku, Shehzhen China

4.	Tsai Fa Holding Company 11, Tuas Ave. 6 Singapore 2263	10.	PFG Building Glass P.O. Box 111 Springs 1560 Republic of South Africa

5.	HGP Industries 5115 East Hartford Street Tampa, Florida USA	11.	Dlubak P.O. Box 510 520 Chestnut Street Blairsville, PA. 15717

6.	Romag Security Laminators Leadgate Industrial Estate Leadgate, Co Durham DH8 7RS England	12.	Glasspec Lot 12686, Kawasan Perindu Tuanku Jaafar, 71450 Seremban, Negeri Sembllan Darul Khusus, Malaysia

Xinyi XIR® Exhibits

XIR® Laminated Film Fabricators

14.	Gulf Glass P.O. Box 6022 Sharjah, United Arab Emirates

Xinyi XIR® Exhibits

Southwall Technologies	02/02	XTR® Laminated Film
Exhibit 4		Sales Support System

XIR® Sales Support System

Demonstration Equipment	Price (US$)

1. Beam Splitter	595.00
2. BTU Meter	60.00

Brochures	Price (US$)

1. Sweet’s Catalog (International)	20.00 (50 units)
2. XIR® Laminated Glass	20.00 (50 units)

Xinyi XIR® Exhibits

Southwall Technologies	02/02	XIR® Laminated Film
Exhibit 5		Technical and Marketing Assistance

Technical and Marketing Assistance

Certain amounts of technical and marketing assistance are provided at no charge under the terms of this Agreement.

Additional technical and marketing assistance call be scheduled at the request of the Xinyi. Costs of air travel, meals, and lodging for such assistance shall be billed at Southwall’s actual cost or may be furnished by Xinyi.

Xinyi XIR® Exhibits

Southwall Technologies	Effective 09/02	XTR® Laminated Film
Exhibit 6		Price Schedule

XIR® Film Price, (CIF to USA Encapsulator, designated by Xinyi)

Film width is available in 1.80 meters and 2.00 meters. Buyer will be required to purchase the full width of all XIR film orders, regardless of the final configuration of the film delivered.

Film type	Base Price

XIR® 75 (Automotive)	$[***] / (sf) $[***] / (m2)

XIR® 70 (Automotive)	$[***] / (sf) $[***] / (m2)

XIR® 70-HP (Automotive)	$[***] / (sf) $[***] / (m2)

XIR® 72-41 (Architectural)	$[***] / (sf) $[***] / (m2)

XIR® 72-47 (Architectural)	$[***] / (sf) $[***] / (m2)

Credit for Defects

Film defects will be mapped and flagged by Southwall across the web by a black marking pen. Defects longer than 40 feet will be cut out. XINYI will be invoiced for the total amount of film shipped, minus the defective material.

Shipment Lead Times

All regular orders for XIR® film are subject to a typical lead time of eight weeks after receipt of order, depending of film width, and additional processing requirements. Please contact Southwall for lead times for product requirements greater the 10,000 (m2).

Xinyi XIR® Exhibits

Southwall Technologies	XIR® Laminated Film
Exhibit 7	Terms and Conditions

SOUTHWALL TECHNOLOGIES INC,

XIR® TERMS AND CONDITIONS

This documents sets forth the terms and conditions of the Agreement between Xinyi and Southwall Technologies Inc. (“Southwall”) for the purchase of Southwall’s XIR® film products.

1.             SCOPE.   The terms and conditions set forth herein apply to all of Xinyi’s purchases of Southwall’s XIR® products from Southwall. Southwall expressly rejects and does not accept any inconsistent or additional terms set forth in any writing by Xinyi preceding or succeeding the date hereof except for a written agreement succeeding this document executed by an authorized officer of Southwall.

2.             DELIVERY.   Delivery will be CIF to an USA Encapsulator, designated by Xinyi. Southwall shall ship the products in Southwall’s standard shipping packages to an USA Encapsulator designated by Xinyi on Xinyi’s Purchase Order. Unless otherwise instructed in writing by Xinyi, Southwall will select the carrier. Shipping dates, if any, set forth in Southwall’s Purchase Order Confirmation are approximate only and represent Southwall’s best estimate of the time required to make shipment.  Southwall shall deliver to the USA Encapsulator designated by Xinyi the Product as ordered by Xinyi in its Purchase Order within 9 weeks from the date of receipt of the Purchase Order, PROVIDED that: (i) if Southwall shall not deliver the Product to the USA Encapsulator designated by Xinyi for further 2 weeks after expiration of the said 9 weeks, Southwall shall pay to Xinyi liquidated damage which is equivalent to 2% per week of the total amount of the price payable for the Product ordered by Xinyi under the said Purchaser Order Confirmation; (ii) Southwall shall not be liable to pay the said liquidated damage of 2% per week if Southwall shall successfully deliver the Products to Xinyi within the said further 2 weeks; (iii) the maximum aggregated amount of such liquidated damage so payable by Southwall to Xinyi shall not exceed totally 16% of the total amount of the price so payable for the Product so ordered during a period of 8 weeks after expiration of the said weeks; (iv) if Southwall shall not deliver the Product so ordered to Xinyi within further 4 weeks after expiration of the said 9 weeks, Xinyi shall have the option (but is not obligated) to cancel its Purchase Order for the Product so ordered, so that Southwall shall in such event refund to Xinyi in full the money paid by Xinyi (if any) for the purchase of the Product so ordered but not so delivered. Southwall may deliver any products in installments.

3.             ACCEPTANCE.   Xinyi shall inspect all products and may, in accordance with the recommendations set forth by Southwall, reject any products which fail in

Xinyi XIR® Exhibits

any significant respect to meet Southwall’s current acceptance specifications set forth.

4.             PAYMENT.   During the initial 6 months from the commencement of the term of this Agreement, the Xinyi shall pay the price for purchase of the Product so ordered by cash or cheque in advance. After expiration of the said initial 6 months, the Xinyee shall pay the price for purchase of the Product so ordered by way of “irrevocable” stand-by letter of credit issued in favour of Southwall with a credit period of 60 days after the date of receipt of the Products by the processor to whom Southwall delivers the Product for processing purpose before delivery to the Xinyi.  Buyer shall pay all applicable non-US taxes and duties upon or measured by the sale of XIR® film, regardless of how or by whom levied. Xinyi shall pay Southwall interest on the outstanding balance on all overdue accounts until paid in full, at the rate determined by the Federal Reserve Bureau of USA or the usual banking lending rate for the time being, whichever is lower. Payment shall be made for the products without regard to whether Xinyi has made or may make any inspection or use of the products.

Xinyi XIR® Exhibits

Southwall Technologies	XlR® Laminated Film
Exhibit 7	Terms and Conditions (page 2)

5.             TAXES.   Xinyi shall bear all applicable federal, state, municipal and other taxes (such as sales, use, value added or similar taxes); all customs duties, imposts, and similar charges; and all personal property taxes assessable on the products after delivery to the Xinyi’s designated port. Unless Xinyi provides Xinyi’s resale permit or certificate number with its order, Xinyi will be invoiced for the appropriate sales and use taxes.

6.             SECURITY  INTEREST.   Southwall retains a purchase money security interest in the products (and replacements) and all proceeds and products thereof until the full purchase price therefor (including taxes and additional charges) has been paid. Southwall shall have with respect to such items the rights of a secured party pursuant to the English (UK) law, including the right to repossess and remove such items without prejudice to any other rights Southwall may have at law or in equity.

Xinyi XIR® Exhibits

Southwall Technologies	XIR® Film
Exhibit 8	Warranty

SOUTHWALL TECHNOLOGIES INC.

XIR® LIMITED WARRANTY

This document includes the XIR® Limited Warranty. This warranty shall only apply to XIR® transparent solar control films manufactured and sold by Southwall during the terms of this Agreement.

1.             IDENTITY OF WARRANTOR AND WARRANTEE.   The warranty is extended by SOUTHWALL

to XINYI for XIR® transparent solar control films.

2.             WARRANTY.      Southwall warrants that the XIR® film delivered to Xinyi and used in Xinyi’s manufacture of laminated glass containing XIR® films will meet the original specification for a period of 120 months (10 years) from date of shipment of XIR® film to Xinyi. Southwall XIR® film is covered on a straight-line pro-rated basis over 120 months from the date of shipment against film degradation as well as against defects in material or workmanship. In the event Xinyi’s warranty is of a shorter duration than 120 months (10 years), Southwall’s warranty shall be limited by the extent and duration of Xinyi’s warranty.

3.             REPLACEMENT.   In the event that a quantity of XIR® is found by Southwall to not meet the specifications, and Xinyi demonstrates to Southwall’s reasonable satisfaction that all warranty requirements have been met and that no warranty exclusions apply, Southwall shall, at no cost to Xinyi, furnish Xinyi with an equal quantity of XIR® in replacement of the defective quantity, F.O.B. Southwall’s plant.

4.             EXCLUSIONS.      Southwall’s XIR® film warranty does not extend to any laminated glass products, separately or as part of a glazing system, that have been improperly handled or installed.

No warranty is extended for XIR® film if perimeter with gaskets are not supplementary wet sealed between the glass incorporating XIR® films and the gasket, all around the weather side. Furthermore, the warranty is void if there is any evidence of injury to the factory applied perimeter edge seal of the laminated glass incorporating XIR® films or in the event the Laminated Glass units do not feature an adequate edge cut back as described in the Southwall “Lamination Guidelines” as described in Section 1.e) of the Supply Agreement.

Xinyi XIR® Exhibits

Southwall Technologies	XIR® Laminated Film
Exhibit 8	Warranty (page 2)

                NOTWITHSTANDING THE ABOVE, AND IN NO EVENT SHALL SOUTHWALL BE LIABLE FOR LOSS OF PROFITS, LOSS OF USE OR INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL THE LIABILITY OF SOUTHWALL ARISING IN CONNECTION WITH ANY PRODUCTS SOLD HEREUNDER OR WITH THE DELIVERY, INSTALLATION, USE, REPAIR, OR PERFORMANCE OF THE SAME (WHETHER SUCH LIABILITY ARISES FROM A CLAIM BASED ON A CONTRACT, WARRANTY, TORT OR OTHERWISE) EXCEED THE ACTUAL AMOUNT PAID BY THE PURCHASER FOR THE XIR® FILM PRODUCTS DELIVERED HEREUNDER UPON WHICH THE CLAIM IS BASED.

5.             OTHER RIGHTS AND REMEDIES.

                THIS LIMITED WARRANTY CONTAINS XINYI’S EXCLUSIVE REMEDY AND REPRESENTS A FULFILLMENT OF ALL SOUTHWALL’S LIABILITY WITH REGARD TO XIR® FURNISHED TO XINYI. ALL OTHER WARRANTIES, WHETHER EXPRESSED OR IMPLIED OR ARISING BY OPERATION OF LAW, COURSE OF DEALING, USAGE OF TRADE OR OTHERWISE, ARE EXCLUDED AND THERE ARE NO WARRANTIES OF MERCHANTABILITY OF FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL SOUTHWALL BE LIABLE FOR LOSS OF PROFITS, LABOR TO REPLACE GLASS CONTAINING XIR® OR REMANUFACTURE OF GLASS CONTAINING XIR®, LOSS OF USE, INTERRUPTION OF BUSINESS OR OTHER CONSEQUENTIAL OR SPECIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE OF XIR® OR FOR BREACH OF ANY PROVISIONS OF THIS AGREEMENT, WHETHER ALLEGED AS BREACH OF CONTRACT OR TORTIOUS CONDUCT.

Xinyi XIR® Exhibits

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XIR®-75 Product Specification

1.0          OPTICAL PERFORMANCE

PARAMETER	REQUIREMENT XIR®-75 BLUE	TEST METHOD

Visible Transmission (Tvis) Ill A, 2 deg	76.0% </= Tvis </= 79.5%	ASTM E 308

Solar Transmission (Tsol)	Tsol </= 52.5%	ASTM E 424 (Perry-Moon)

Visible Reflection, metallized side (Rvis) Ill A, degrees	Rvis </= 11.5%	IS0 9050

Solar Reflection, metallized side (Rsol)	Rsol >/= 23.0%	ASTM E 424 (Perry Moon)

Reflection Color (metallized side) R a* (Ill D65, 10 degrees) R b*	-6.0 </= R a* </= -2.0 -6.3 </= R b* </= -2.3	ASTM E 308

Substrate Shrink: (coated film only)	50 micron	DIN 55543 as
Machine Direction (MD)	0.30% </= average </= 0.45%	modified by STI
Cross Machine Direction (TD or CMD)	Individual: 0.25 - 0.55%	and performed
at Southwall
Technologies Inc.
25 micron
To be defined after further trials.

Note: The Optical Performance is measured in a standard glass laminate, composed of the following:

2.1mm clear float glass
0.38mm PVB
XIR-75 Film
0.38mm PVB
2.1mm clear float glass

Southwall Technologies Inc. Headquarters	Southwall Technologies Inc. Dresden, Germany Office
1029 Corporation Way Palo Alto, CA 94303	Southwallstrasse 1D-01900 Grossroehrsdorf
Phone (650) 962-9111 • Fax (650) 967-0182	Phone 49 (0) 35952 44 0 • Fax 49 (0) 35952 44 321

XIR® is a registered trademark of Southwall Technologies Inc.

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XIR®-75 Product Specification	Page 2 of 4

PARAMETER	REQUIREMENT XIR®-75 GREEN	TEST METHOD

Visible Transmission (Tvis) Ill A, 2 deg	75.5% </= Tvis </= 79.5%	ASTM E 308

Solar Transmission (Tsol)	Tsol </= 52.5%	ASTM E 424 (Perry-Moon)

Visible Reflection, metallized side (Rvis) Ill A, 2 degrees	Rvis </= 12.0%	IS0 9050

Solar Reflection, metallized side (Rsol)	Rsol >/= 23.0%	ASTM E 424 (Perry Moon)

Reflection Color (metallized side) R a* (Ill D65, 10 degrees) R b*	-9.5 </= R a* </= -3.5 -4.5 </= R b* </= -0.5	ASTM E 308

Substrate Shrink:	50 micron	DIN 55543 as
Machine Direction (MD)	Averages:	modified by STI
Cross Machine Direction (TD or CMD)	0.25% - 45% (MD)
0.25% - 45% (TD)

Note: The Optical Performance is measured in a standard glass laminate, composed of the following:

2.1mm clear float glass
0.38mm PVB
XIR-75 Film
0.38mm PVB
2.1mm clear float glass

Southwall Technologies Inc. Headquarters	Southwall Technologies Inc. Dresden, Germany Office
1029 Corporation Way Palo Alto, CA 94303	Southwallstrasse 1D-01900 Grossroehrsdorf
Phone (650) 962-9111 • Fax (650) 967-0182	Phone 49 (0) 35952 44 0 • Fax 49 (0) 35952 44 321

XIR® is a registered trademark of Southwall Technologies Inc.

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XIR®-75 Product Specification	Page 3 of 4

2.0          PHYSICAL DEFECTS

2.1                                 Any physical defects which, in the judgment of the Material Review Board (MRB) or its designee, reduces the performance of the XIR product in an unacceptable way or causes a cosmetic flaw that would not be acceptable to an end user is rejectable.

3.0          ROLL CONFIGURATION

                Follow the instructions listed in CRS0088 unless otherwise noted in the purchase order.

3.1                                 Length: as specified on PO.

3.2                                 Width: as specified on PO.

3.3                                 Core.

3.3.1                        Material: ABS, Sonoco D, G or equivalent cores, sealed end.

3.3.2                        Inside diameter: 6.03” nominal.

3.3.3                        Length: Product width 1.8M or 2.0 M.

3.3.5                        Telescoping: Not to exceed 0.125 in.

4.3.6                        Wrap Orientation: For substrates. 2mil, the coated side will be out.

4.0          PACKAGING/SHIPPING

4.1                                 Products of standard length and width will be packaged in conformance with standard commercial practices to ensure protection during shipping.

4.2                                 A roll map of each finished roll, showing the location of all splices, is to be sent with the roll. Also, a data certificate listing optical performance against the technical specification is to be sent with each roll.

Southwall Technologies Inc. Headquarters	Southwall Technologies Inc. Dresden, Germany Office
1029 Corporation Way Palo Alto, CA 94303	Southwallstrasse 1D-01900 Grossroehrsdorf
Phone (650) 962-9111 • Fax (650) 967-0182	Phone 49 (0) 35952 44 0 • Fax 49 (0) 35952 44 321

XIR® is a registered trademark of Southwall Technologies Inc.

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XIR®-75 Product Specification	Page 4 of 4

5.0          PART NUMBER

                901-0300 XIR-75 GREEN AUTO 72” (1.8M)

                901-0302 XIR-75 GREEN AUTO 79” (2.0M)

                900-0014 XIR-75 BLUE AUTO 72” (1.8M)

                900-0013 XIR-75 BLUE AUTO 79” (2.0M)

5.1                                 SUBSTRATE: The qualified substrates are clear, optical grade, biaxially orient Polyethylene Terephthalate (PET) polyester.

Southwall Technologies Inc. Headquarters	Southwall Technologies Inc. Dresden, Germany Office
1029 Corporation Way Palo Alto, CA 94303	Southwallstrasse 1D-01900 Grossroehrsdorf
Phone (650) 962-9111 • Fax (650) 967-0182	Phone 49 (0) 35952 44 0 • Fax 49 (0) 35952 44 321

XIR® is a registered trademark of Southwall Technologies Inc.

[LOGO]

XIR®-70 Product Specification

1.0          OPTICAL PERFORMANCE

PARAMETER	REQUIREMENT XIR®-70	TEST METHOD

Visible Transmission (Tvis) Ill A, 2 deg	71.0% </= Tvis </= 75.0%	ASTM E 308

Solar Transmission (Tsol)	Tsol </= 46.0%	ASTM E 424 (Perry-Moon)

Visible Reflection, metallized side (Rvis) Ill A, degrees	Rvis </= 9.5%	IS0 9050

Solar Reflection, metallized side (Rsol)	Rsol >/= 22.0%	ASTM E 424 (Perry Moon)

Reflection Color (metallized side) R a* (Ill D65, 10 degrees) R b*	-4.7 </= R a* </= -0.7 -2.0 </= R b* </= +2.0	ASTM E 308

Substrate Shrink: (coated film only)	50 micron	DIN 55543 as
Machine Direction (MD)	0.30% </= average </= 0.45%	modified by STI
Cross Machine Direction (TD or CMD)	0.30% </= average </= 0.45%	and performed
at Southwall
	Individual: 0.25 - 0.55%	Technologies Inc.

25 micron
To be defined.

Note: The Optical Performance is measured in a standard glass laminate, composed of the following:

2.1mm clear float glass
0.38mm PVB
XIR-75 Film
0.38mm PVB
2.1mm clear float glass

Southwall Technologies Inc. Headquarters	Southwall Technologies Inc. Dresden, Germany Office
1029 Corporation Way Palo Alto, CA 94303	Southwallstrasse 1D-01900 Grossroehrsdorf
Phone (650) 962-9111 • Fax (650) 967-0182	Phone 49 (0) 35952 44 0 • Fax 49 (0) 35952 44 321

XIR® is a registered trademark of Southwall Technologies Inc.

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XIR®-70 Product Specification	Page 2 of 3

2.0          PHYSICAL DEFECTS

2.1                                 Any physical defects which, in the judgment of the Material Review Board (MRB) or its designee, reduces the performance of the XIR product in an unacceptable way or causes a cosmetic flaw that would not be acceptable to an end user is rejectable.

3.0          ROLL CONFIGURATION

                Follow the instructions listed ill CRS0088 unless otherwise noted in the purchase order.

3.1                                 Length: as specified on PO.

3.2                                 Width: as specified on PO.

3.3                                 Core.

3.3.1                        Material: ABS, Sonoco D, G or equivalent cores, sealed end.

3.3.2                        Inside diameter: 6.03” nominal.

3.3.3                        Length: Product width 1.8M or 2.0M.

3.3.5                        Telescoping: Not to exceed 0.125 in.

4.3.6                        Wrap Orientation: For substrates. 2mil, the coated side will be out.

4.0          PACKAGING/SHIPPING

4.1                                 Products of standard length and width will be packaged in conformance with standard commercial practices to ensure protection during shipping.

4.2                                 A roll map of each finished roll, showing the location of all splices, is to be sent with the roll. Also, a data certificate listing optical performance against the technical specification is to be sent with each roll.

Southwall Technologies Inc. Headquarters	Southwall Technologies Inc. Dresden, Germany Office
1029 Corporation Way Palo Alto, CA 94303	Southwallstrasse 1D-01900 Grossroehrsdorf
Phone (650) 962-9111 • Fax (650) 967-0182	Phone 49 (0) 35952 44 0 • Fax 49 (0) 35952 44 321

XIR® is a registered trademark of Southwall Technologies Inc.

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XIR®-70 Product Specification	Page 3 of 3

5.0          PART NUMBER

                901-1087 XIR-70 AUTO 2 mil (50 micron) (1.8M)

                901-2101 XIR-70 AUTO 1 mil (25 micron) (1.8M)

                900-0302 XIR-70 AUTO 2 mil (50 micron) (2.0M)

                900-0284 XIR-70 AUTO 1 mil (25 micron) (2.0M)

5.1                                 SUBSTRATE: The qualified substrates are clear, optical grade, biaxially orient Polyethylene Terephthalate (PET) polyester.

Southwall Technologies Inc. Headquarters	Southwall Technologies Inc. Dresden, Germany Office
1029 Corporation Way Palo Alto, CA 94303	Southwallstrasse 1D-01900 Grossroehrsdorf
Phone (650) 962-9111 • Fax (650) 967-0182	Phone 49 (0) 35952 44 0 • Fax 49 (0) 35952 44 321

XIR® is a registered trademark of Southwall Technologies Inc.

[LOGO]

XIR®-70HP Product Specification

1.0          OPTICAL PERFORMANCE

PARAMETER	REQUIREMENT XIR®-70HP	TEST METHOD

Visible Transmission (Tvis) Ill A, 2 deg	71.0% </= Tvis </= 75.0%	ASTM E 308

Solar Transmission (Tsol)	Tsol </= 39.0%	ASTM E 424 (Perry-Moon)

Visible Reflection, metallized side (Rvis) Ill A, degrees	Rvis </= 10.0%	IS0 9050

Solar Reflection, metallized side (Rsol)	Rsol >/= 30.0%	ASTM E 424 (Perry Moon)

Reflection Color (metallized side) R a* (Ill D65, 10 degrees) R b*	-5.0 </= R a* </= -1.0 -2.0 </= R b* </= +2.0	ASTM E 308

Substrate Shrink: (coated film only)	50 micron	DIN 55543 as
Machine Direction (MD)	0.30% </= average </= 0.45%	modified by STI
Cross Machine Direction (TD or CMD)	0.30% </= average </= 0.45%	and performed
at Southwall
	Individual: 0.25 - 0.55%	Technologies Inc.

25 micron
To be defined.

Note: The Optical Performance is measured in a standard glass laminate, composed of the following:

2.1mm clear float glass
0.38mm PVB
XIR-75 Film
0.38mm PVB
2.1mm clear float glass

Southwall Technologies Inc. Headquarters	Southwall Technologies Inc. Dresden, Germany Office
1029 Corporation Way Palo Alto, CA 94303	Southwallstrasse 1D-01900 Grossroehrsdorf
Phone (650) 962-9111 • Fax (650) 967-0182	Phone 49 (0) 35952 44 0 • Fax 49 (0) 35952 44 321

XIR® is a registered trademark of Southwall Technologies Inc.

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XIR®-70HP Product Specification	Page 2 of 3

2.0          PHYSICAL DEFECTS

2.1                                 Any physical defects which, in the judgment of the Material Review Board (MRB) or its designee, reduces the performance of the XIR product in an unacceptable way or causes a cosmetic flaw that would not be acceptable to an end user is rejectable.

3.0          ROLL CONFIGURATION

                Follow the instructions listed in CRS0088 unless otherwise noted in the purchase order.

3.1                                 Length: as specified on PO.

3.2                                 Width: as specified on PO.

3.3                                 Core.

3.3.1                        Material: ABS, Sonoco D, G or equivalent cores, sealed end.

3.3.2                        Inside diameter 6.03” nominal.

3.3.3                        Length: Product width 1.8M or 2.0M.

3.3.5                        Telescoping: Not to exceed 0.125 in.

4.3.6                        Wrap Orientation: For substrates. 2mil, the coated side will be out.

4.0          PACKAGING/SHIPPING

4.1                                 Products of standard length and width will be packaged in conformance with standard commercial practices to ensure protection during shipping.

4.2                                 A roll map of each finished roll, showing the location of all splices, is to be sent with the roll. Also, a data certificate listing optical performance against the technical specification is to be sent with each roll.

Southwall Technologies Inc. Headquarters	Southwall Technologies Inc. Dresden, Germany Office
1029 Corporation Way Palo Alto, CA 94303	Southwallstrasse 1D-01900 Grossroehrsdorf
Phone (650) 962-9111 • Fax (650) 967-0182	Phone 49 (0) 35952 44 0 • Fax 49 (0) 35952 44 321

XIR® is a registered trademark of Southwall Technologies Inc.

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XIR®-70HP Product Specification	Page 3 of 3

5.0          PART NUMBER

                900-0273 XIR-70 HP AUTO 2 mil (50 micron) (1.8M)

                901-0276 XIR-70 HP AUTO 2 mil (50 micron) (2.0M)

                901-0300 XIR-70 HP AUTO 1 mil (25 micron) (1.8M)

                900-0301 XIR-70 AUTO 1 mil (25 micron) (2.0M)

5.1                                 SUBSTRATE: The qualified substrates are clear, optical grade, biaxially orient Polyethylene Terephthalate (PET) polyester.

Southwall Technologies Inc. Headquarters	Southwall Technologies Inc. Dresden, Germany Office
1029 Corporation Way Palo Alto, CA 94303	Southwallstrasse 1D-01900 Grossroehrsdorf
Phone (650) 962-9111 • Fax (650) 967-0182	Phone 49 (0) 35952 44 0 • Fax 49 (0) 35952 44 321

XIR® is a registered trademark of Southwall Technologies Inc.

72-47 laminated film

Product Specification XIR-72-47 Laminated

1.0          OPTICAL PERFORMANCE

Visible Tranmission (Tvis)	>/= 72%	ASTM E 891 (ILL C, 2 degrees)

Solar Transmission (Tsol)	</= 37%	ASTM E 891

Visible Reflection (Rvis)	</= 9.5%	ASTM E 891 (ILL C, 2 degrees)

Solar Reflection (Rsol)	>/= 24%	ASTM E 891

Ra* (ILL D65, 10 degrees)	-2.7+/- 2.0	ASTM E 308

Rb* (ILL D65, 10 degrees)	0.0+/- 2.0	ASTM E 308

Shading Coefficient	0.56

Solar Heat Gain Coefficient (Solar Factor)	0.47

2.0          PHYSICAL DEFECTS

Any physical defects, which in the judgment of the Material Review Board (MRB) or its designee, reduces the performance of the XIR product in an unacceptable way or causes a cosmetic flaw that would not be acceptable to an end user is rejectable.

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US: 800.365.8794 • US Int’l 650 962.9111 • Belgium +32 67649 955 • Germany +49 35952 440 • 3977 Bayshore Road, Palo Alto, CA 94303

72-41 laminated film

Product Specification XIR-72-41 Laminated

1.0          OPTICAL PERFORMANCE

Visible Tranmission (Tvis)	>/= 72%	ASTM E 891 (ILL C, 2 degrees)

Solar Transmission (Tsol)	</= 37%	ASTM E 891

Visible Reflection (Rvis)	</= 9.5%	ASTM E 891 (ILL C, 2 degrees)

Solar Reflection (Rsol)	>/= 24%	ASTM E 891

Ra* (ILL D65, 10 degrees)	-2.7+/- 2.0	ASTM E 308

Rb* (ILL D65, 10 degrees)	0.0+/- 2.0	ASTM E 308

Shading Coefficient	0.56

Solar Heat Gain Coefficient (Solar Factor)	0.41

2.0          PHYSICAL DEFECTS

Any physical defects, which in the judgment of the Material Review Board (MRB) or its designee, reduces the performance of the XIR product in an unacceptable way or causes a cosmetic flaw that would not be acceptable to an end user is rejectable.

[LOGO]

US: 800.365.8794 • US Int’l 650 962.9111 • Belgium +32 67649 955 • Germany +49 35952 440 • 3977 Bayshore Road, Palo Alto, CA 94303

72-41 laminated film

Product Specification XIR-72-41 Laminated

3.0          ROLL CONFIGURATION

Unless otherwise specified in the Customer Requirement Specification (CRS) or otherwise noted in the purchase order (PO).

3.1                                 Length: as specified on PO

3.2                                 Width: as specified on PO

3.3                                 Core:

3.3.1                        Material: ABS or Sonocco D, G or equivalent cores, sealed end.

3.3.2                        Inside diameter: 6.03” nominal

3.3.3                        Length: Product width +4cm (+1.5”)

3.4                                 Splices: Allowed per CRS.

3.5                                 Telescoping: Not to exceed 3mm (0.125”)

3.6                                 Wrap Orientation: For substrates 2 mil the coated side will be out.

4.0          PACKAGING/SHIPPING

4.1                                 Products of standard length and width will be packaged in conformance with standard commercial practices to ensure protection during shipping.

4.2                                 Product is shipped as specified in the CRS or as otherwise noted in PO.

4.3                                 A roll map of each finished roll, showing the location of all splices, is to be supplied with the roll. Also, a data certificate listing optical performance against the technical specification is to be sent with each roll.

5.0          PART NUMBER

                900-0274 XIR Laminated 72-41, 1.8m (72”)

                900-0275 XIR Laminated 72-41, 2.0m (79”)

* Specification subject to change without notice

[LOGO]

US: 800.365.8794 • US Int’l 650 962.9111 • Belgium +32 67649 955 • Germany +49 35952 440 • 3977 Bayshore Road, Palo Alto, CA 94303

72-47 laminated film

Product Specification XIR-72-47 Laminated

3.0          ROLL CONFIGURATION

Unless otherwise specified in the Customer Requirement Specification (CRS) or otherwise noted in the purchase order (PO).

3.1                                 Length: as specified on PO

3.2                                 Width: as specified on PO

3.3                                 Core:

3.3.1                        Material: ABS or Sonocco D, G or equivalent cores, sealed end.

3.3.2                        Inside diameter: 6.03” nominal

3.3.3                        Length: Product width +4cm (+1.5”)

3.4                                 Splices: Allowed per CRS.

3.5                                 Telescoping: Not to exceed 3mm (0.125”)

3.6                                 Wrap Orientation: For substrates 2 mil the coated side will be out.

4.0          PACKAGING/SHIPPING

4.1                                 Products of standard length and width will be packaged in conformance with standard commercial practices to ensure protection during shipping.

4.2                                 Product is shipped as specified in the CRS or as otherwise noted in PO.

4.3                                 A roll map of each finished roll, showing the location of all splices, is to be supplied with the roll. Also, a data certificate listing optical performance against the technical specification is to be sent with each roll.

5.0          PART NUMBER

                900-0187 XIR Laminated 72-47, 1.8m (72”)

                900-0304 XIR Laminated 72-47, 2.0m (79”)

* Specification subject to change without notice

[LOGO]

US: 800.365.8794 • US Int’l 650 962.9111 • Belgium +32 67649 955 • Germany +49 35952 440 • 3977 Bayshore Road, Palo Alto, CA 94303

Southwall Technologies	XIR® Laminated Film
Exhibit 10	Force Majeure Exclusion

Force Majeure Exclusion

Grounds of relief from liability:

1.                                       A party is not liable for a failure to perform any of his obligation in so far as he proves:

a.                                       that the failure was due to an impediment beyond his control; and

b.                                      that be could not reasonably be expected to have taken the impediment and its effects upon his ability to perform into account at the time of the conclusion of the contract; and

c.                                       that he could not reasonably have avoided or overcome it or at least its effects.

2.                                       An impediment within paragraph (1) above, may result from events such as the following, this enumeration not being exhaustive:

a.                                       war, whether declared or not, civil war, riots and revolutions, acts of piracy, acts of sabotage;

b.                                      natural disasters such as violent storms, cyclones, earthquakes, tidal waves, floods, destruction by lightning;

c.                                       explosions, fires, destruction of machines, of factories and of any kind of installations;

d.                                      boycotts, strikes and lock-outs of all kinds, go-slows, occupation of factories and premises, and work stoppages which occur in the enterprise of the party seeking relief;

e.                                       acts of authority, whether lawful or unlawful, apart from acts for which the party seeking relief has assumed the risk by virtue of other provisions of the contract; and apart from the matters mentioned in paragraph 3 below.

3.                                       For the purposes of paragraph (1) above, and unless otherwise provided in the contract, impediment does not include lack of authorizations, of licenses, of entry or residence permits, or of approvals necessary for the performance of the contract and to be issued by a public authority of any kind whatsoever in the country of the party seeking relief.

Xinyi XIR® Exhibits

Southwall Technologies	XIR® Laminated Film
Exhibit 10	Force Majeure Exclusion (page 2)

Duty to notify

4.                                       A party seeking relief shall as soon as practicable after the impediment and its effects upon his ability to perform became known to him give notice to the other party of such impediment and its effect on his ability to perform. Notice shall also be given when the ground of relief ceases.

5.                                       The ground of relief takes effect from the time of the impediment or, if notice is not timely given from the time of notice. Failure to give notice makes the failing party liable in damages for loss which otherwise could have been avoided.

Effects of grounds of relief

6.                                       A ground of relief under this clause relieves the failing party from damages, penalties and other contractual sanctions, except from duty to pay interest on money owing as long as and to the extent that the ground subsists.

7.                                       Further it postpones the time for performance, for such period as may be reasonable, thereby excluding the other party’s right, if any, to terminate or rescind the contract. In determining what is a reasonable period, regard shall be had for the failing party’s ability to resume performance, and the other party’s interest in receiving performance despite the delay. Pending resumption of performance by the failing party, the other party may suspend his own performance.

8.                                       If the grounds of relief subsist for more than such period as the parties provide, (the applicable period to be specified here by the parties), or in the absence of such provision for longer than a reasonable period, either party shall be entitled to terminate the contract with notice.

9.                                       Each party may retain what he has received from the performance of the contract prior to the termination. Each party must account to the other for any unjust enrichment resulting from such performance. The payment of the final balance shall be made without delay.

Xinyi XIR® Exhibits

Southwall Technologles	XIR® Laminated Film
Exhibit 11	Banking Information

BANK WIRE TRANSFER INSTRUCTIONS

for

Southwall Technologies Inc.

CUPERTINO NATIONAL BANK

3945 Freedom Circle

Suite 1000

Santa Clara, CA 95054

ABA Routing # 121141152

For the Account of:

                Southwall Technologies Inc.

                Acct # 003-109453

                Attn: Mr. Robert Freeman

                Ref. Invoice #

Xinyi XIR® Exhibits

Southwall Technologies	XIR® Proprietary
Exhibit 12	Notice and Disclaimer

Proprietary Notice and Disclaimer – “Lamination Guidelines”

The laminated glass production information (“Know-how”) described in the “Lamination Guidelines’’ concerns the manufacture of solar control laminated glass units containing XIR® transparent solar reflective film. The Guidelines include designs, material specifications, equipment specifications, manufacturing methods, test methods, test results, application guides, performance data, marketing data and other information. The recipient of this information will give this Know-how the same security and protection given to the recipients’ own proprietary information.

The Guidelines are based upon both SOUTHWALL experience in laminating glass and knowledge gained from others which together comprise SOUTHWALL’s view of the manufacturing and quality standards required for acceptable production of laminated solar control glass units incorporating XlR® transparent solar reflective film. It is SOUTHWALL’s belief that this information represents industry best practices. SOUTHWALL has not independently researched or verified the accuracy of information gained from others and makes no representations concerning the reliability, durability, fitness, and/or effectiveness of a particular product resulting from manufacturing processes that incorporate any of the information described herein. It is the manufacturer’s responsibility to determine if any or all such information can be used in its processes to fabricate laminated solar control glass meeting all of its product requirements. SOUTHWALL does not represent that laminated glass units made following these guidelines are fit for any specific purpose, or specific application.

SOUTHWALL does not warrant the results obtained from the use of all or any portion of the Guidelines by the manufacturer, and hereby disclaims any liability for personal injury, property damage or product insufficiency arising from the manufacturer’s use of the information contained in the Guidelines. XINYI agrees that it will hold SOUTHWALL completely harmless in the event that units made following the Guidelines exhibit failures or deficiencies.

Xinyi XIR® Exhibits

Southwall Technologies	Existing Agreements
Exhibit 13

Southwall has existing worldwide, non-exclusive XIR® Laminated Glass Unit manufacturing Agreements for Automotive Applications with the following companies :

                Saint Gobain Sekurit – Contract until 12/2003. Contract will be automatically extended by two years if both parties fulfill their respective obligations within the Agreement.

                Pilkington PLC – Contract until 4/2004. Contract can be extended by two years upon mutual written consent, which consent shall not be unreasonably withheld if both parties have properly complied with their obligations under the Agreement.

                Splintex / Glaverbel S.A. – 2005

Xinyi XIR® Exhibits